UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Angel Oak Mortgage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	37-1892154 (I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 9.750% Senior Notes due 2030	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates:
333-280531

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to Be Registered.

Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) a prospectus supplement dated May 14, 2025 (the “Prospectus Supplement”) to the prospectus dated July 9, 2024 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-280531) (the “Registration Statement”), which Prospectus was filed with the Commission on May 16, 2025, relating to the Company’s 9.750% Senior Notes due 2030 (the “Notes”) to be registered hereunder.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of the Notes” and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Angel Oak Mortgage REIT, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 23, 2021)

3.2	Articles of Amendment of Angel Oak Mortgage REIT, Inc., effective as of March 10, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 2, 2023)

3.3	Fourth Amended and Restated Bylaws of Angel Oak Mortgage REIT, Inc., effective as of February 27, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 3, 2025)

4.1	Indenture, dated as of July 25, 2024, among Angel Oak Mortgage REIT, Inc., as issuer, Angel Oak Mortgage Operating Partnership, LP, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 25, 2024).

4.2	First Supplemental Indenture, dated as of July 25, 2024, among Angel Oak Mortgage REIT, Inc., as issuer, Angel Oak Mortgage Operating Partnership, LP, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 25, 2024).

4.3	Form of 9.500% Senior Notes due 2029 (including the Notation of Guarantee) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 25, 2024).

4.4	Second Supplemental Indenture, dated as of May 21, 2025, among Angel Oak Mortgage REIT, Inc., as issuer, Angel Oak Mortgage Operating Partnership, LP, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 21, 2025).

4.5	Form of 9.750% Senior Notes due 2030 (including the Notation of Guarantee) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 21, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 21, 2025	ANGEL OAK MORTGAGE REIT, INC.

	By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer